UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2024, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into that certain Credit Agreement, with certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time and Axos Bank (“Axos”), as administrative agent, swingline lender and letter of credit issuer (the “Credit Agreement”). Capitalized terms used but not defined herein have the meaning given to them in the Credit Agreement.

The Credit Agreement provides for an up to $150 million asset-based revolving credit facility (with availability subject to a borrowing base calculation), including a $100 million letter of credit sublimit. The obligations of the Company under the Credit Agreement are guaranteed by certain domestic and foreign subsidiaries of the Company. B. Riley Financial, Inc. (“B. Riley”) has provided a guaranty of payment with regard to the Company’s obligations under the Credit Agreement, as further described below. The Company expects to use the proceeds and letter of credit availability under the Credit Agreement to (i) pay off the Company’s current revolving credit facility with PNC Bank, National Association (“PNC”), (ii) provide for working capital needs of the Company and its subsidiaries, (iii) provide cash collateral to secure letters of credit to be issued under the Credit Agreement, and (iv) provide for general corporate purposes of the Company and its subsidiaries.

The Credit Agreement has a maturity date of (i) January 18, 2027, or (ii) if the Company’s 8.125% and 6.50% senior notes due 2026 are not refinanced by August 30, 2025 or the maturity date has not otherwise been extended to a date at least 6 months beyond the Credit Facility maturity, August 30, 2025. The interest rates applicable under the Credit Agreement are: (i) with respect to SOFR Loans, (a) the Secured Overnight Financing Rate (“SOFR”) plus 5.25% if the outstanding principal amount of loans is equal to or less than $100 million or (b) SOFR plus 4.00% if the outstanding principal amount of loans is equal to or greater than $100 million; (ii) with respect to Base Rate Loans, the greater of (a) the Federal Funds Rate plus 2.00% plus the Applicable Margin, (b) the prime rate as designated by Axos plus the Applicable Margin, and (c) Daily Simple SOFR plus 1.00% plus the Applicable Margin; and (iii) with respect to the default rate under the Credit Agreement, the then-existing interest rate plus 2.00%.

In connection with the Credit Agreement, the Company is required to pay (i) an origination fee equal to $1,500,000, (ii) a commitment fee equal to 0.50% per annum multiplied by the positive difference by which the Aggregate Revolving Commitments exceed the Total Revolving Outstandings, subject to adjustment, (iii) a facility fee equal to the Applicable Margin for SOFR Loans multiplied by the positive difference by which the actual daily amount of L/C Obligations the Administrative Agent is then holding Specified Cash Collateral exceeds the actual daily Outstanding Amount of Revolving Loans, and (iv) a collateral monitoring fee of $1,000 per month. The Company is permitted to prepay all or any portion of the loans under the Credit Agreement prior to maturity subject to the payment of an early termination fee. The Credit Agreement requires mandatory prepayments under certain circumstances, including in the event of an over-advance.

The obligations under the Credit Agreement shall be secured by substantially all assets of the Company and each of the guarantors, in each case subject to intercreditor arrangements. The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The Credit Agreement requires the Company to comply with certain financial maintenance covenants, including a quarterly fixed charge coverage test, a quarterly total net leverage ratio test, a cash repatriation covenant, a minimum liquidity covenant, an annual cap on maintenance capital expenditures and a limit on unrestricted cash. The Credit Agreement also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Credit Agreement, the failure to comply with certain covenants and agreements specified in the Credit Agreement, defaults in respect of certain other indebtedness, and certain events of insolvency. If any event of default occurs, Axos may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Credit Agreement may become due and payable immediately.

In connection with the Company’s entry into the Credit Agreement, B. Riley and the Company entered into (i) a guaranty agreement in favor of (a) Axos, in its capacity as administrative agent under the Credit Agreement, for the ratable benefit of the Secured Parties and (b) such Secured Parties (the “B. Riley Guaranty”) and (ii) a fee and reimbursement agreement, made by B. Riley and accepted and agreed to by the Company (the “B. Riley Fee Agreement”). The B. Riley Guaranty provides for the guarantee of all of the Company’s obligations under the Credit Agreement. The B. Riley Guaranty is enforceable in certain circumstances, including, among others, certain events of default and the acceleration of the Company’s obligations under the Credit Agreement. The B. Riley Fee Agreement provides, among other things, for an annual fee to be paid to B. Riley by the Company in an annual amount equal to 2.00% of Aggregate Revolving Commitments under the Credit Agreement (or approximately $3 million) as consideration for B. Riley’s agreements and commitments under the B. Riley Guaranty. The B. Riley Fee Agreement also requires the Company to reimburse B. Riley to the extent the B. Riley Guaranty is called upon by the agent or lenders under the Credit Agreement and requires the Company to execute a junior secured promissory note with respect to the same within 60 days after the execution of the B. Riley Fee Agreement (or such other date as B. Riley may agree to).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On January 22, 2024, the Company issued a press release announcing the entry into the Credit Agreement and the other documents and related transactions discussed in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

January 22, 2024	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Accounting Officer and Duly Authorized Representative)